UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2013

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

iPass Inc. (the “Company”) held its Annual Meeting of Stockholders on June 4, 2013 (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2013.

•

Each of the six directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2014 Annual Meeting of Stockholders or until their respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
John D. Beletic	29,680,814	1,560,244
Peter C. Clapman	30,284,098	956,960
Gary A. Griffiths	30,079,708	1,161,350

Evan L. Kaplan	30,290,796	950,262
Robert J. Majteles	30,294,341	946,717
Samuel L. Schwerin	30,295,181	945,877

There were 22,702,856 broker non-votes for this proposal.

•

The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013. The tabulation of votes on this matter was as follows: shares voted for - 51,338,147; shares voted against - 1,904,214; shares abstaining - 701,553; and broker non-votes - 0.

•

The Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers. The tabulation of votes on this matter was as follows: shares voted for - 29,598,620; shares voted against - 1,162,384; shares abstaining - 480,054; and broker non-votes - 22,702,856.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Darin R. Vickery
	Name:	Darin R. Vickery
	Title:	Vice President and Corporate Controller

Dated:    June 6, 2013